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                 157,000 Ordinary Shares (with no par value) of
                      Jupiter Telecommunications Co., Ltd.

                            Form of Letter Agreement


                                                              New York, New York
                                                              December [4], 2000

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Daiwa Securities America Inc.
Cazenove Inc.
Nomura Securities International, Inc.
As Overseas Representatives of the
several Overseas Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

                  Each of Itochu Corporation and Toshiba Corporation (each a "Selling Shareholder" and, together, the "Selling Shareholders") and Jupiter Telecommunications Co., Ltd. (the "Company") are concurrently entering into a Japanese Underwriting Agreement (the "Selling Shareholder Japanese Underwriting Agreement") providing, among other things, for the sale to the several Japanese Underwriters, for whom the Japanese Representatives are acting as representatives, of an aggregate of 377,600 Ordinary Shares, with no par value (the "Secondary Shares"), of the Company. It is understood that the Company is concurrently entering into an Overseas Underwriting Agreement (the "Overseas Underwriting Agreement") and an additional Japanese Underwriting Agreement (together with the Selling Shareholder Japanese Underwriting Agreement, the "Japanese Underwriting Agreements"). Anything herein or therein to the contrary notwithstanding, the closings under the Overseas Underwriting Agreement and the Japanese Underwriting Agreements are conditional on the execution, delivery and continuing effectiveness of this Letter Agreement (this "Agreement") which the Selling Shareholders have agreed to enter into in consideration of the benefits they are entitled to receive pursuant to the Selling Shareholder Japanese Underwriting Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Overseas Underwriting Agreement.

                  1. Representations and Warranties. Each Selling Shareholder represents and warrants to, and agrees with, each Overseas Underwriter and the Company that:

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                  (a) This Agreement has been duly authorized, executed and
delivered by such Selling Shareholder and is a valid and legally binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.

                  (b) The description of such Selling Shareholder set forth under the captions "Principal and Selling Shareholders" and "Underwriting" in the Prospectus is true and correct in all material respects and nothing has been omitted therefore that would make such descriptions misleading in any material respect.

                  (c) The sale of the Secondary Shares by each Selling Shareholder pursuant to the Selling Shareholder Japanese Underwriting Agreement is not prompted by any information concerning the Company and the Subsidiaries that is not set forth in the Prospectus (or any supplement thereto).

                  2. Agreements. Each Selling Shareholder agrees with the several Overseas Underwriters and the Company that:

                  (a) Each Selling Shareholder shall have furnished to the Overseas Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Shareholder, dated the Time of Payment of the Overseas Underwritten Securities, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and the Selling Shareholder Japanese Underwriting Agreement and that the representations and warranties of such Selling Shareholder in this Agreement and the Selling Shareholder Japanese Underwriting Agreement are true and correct in all material respects on and as of the Time of Payment of the Overseas Underwritten Securities to the same effect as if made at such Time of Payment.

                  (b) Prior to the Time of Payment of the Overseas Underwritten Securities, the Selling Shareholders shall have furnished to the Overseas Representatives such further information, certificates and documents as the Overseas Representatives may reasonably request.

                  3. Indemnification and Contribution. (a) The Company and the Selling Shareholders jointly and severally agree to indemnify and hold harmless each Overseas Underwriter, the directors, officers, employees and agents of each Overseas Underwriter and each person who controls any Overseas Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be


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stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Overseas Underwriter through the Overseas Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company or the Selling Shareholders may otherwise have. Notwithstanding the foregoing, this Section 3 is not intended to substitute, modify or supercede the indemnity agreement of the Company included in Section 8 of the Overseas Underwriting Agreement.

                  (b) Each Overseas Underwriter severally and not jointly agrees to indemnify and hold harmless each Selling Shareholder, to the same extent as the foregoing indemnity to each Overseas Underwriter, but only with reference to written information relating to such Overseas Underwriter furnished to the Company by or on behalf of such Overseas Underwriter through the Overseas Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Overseas Underwriter may otherwise have. Each Selling Shareholder acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Overseas Underwritten Securities, and under the caption "Underwriting", (i) the list of Overseas Underwriters and their respective participation in the sale of the Securities, and (ii) the fourth, eighth, twelfth and thirteenth paragraphs, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Overseas Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall


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bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Selling Shareholders shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Overseas Underwriters, which firm shall be designated in writing by Salomon Smith Barney Inc. and Goldman, Sachs & Co. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Overseas Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 3 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Shareholders, jointly and severally, and the Overseas Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Shareholders and one or more of the Overseas Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and by the Overseas Underwriters on the other from the offering of the Overseas Underwritten Securities and the Overseas Option Securities; provided, however, that in no case shall any Overseas Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Overseas Underwritten Securities and the Overseas Option Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Overseas Underwriter under this Overseas Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholders, jointly and severally, and the Overseas Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Overseas


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Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Overseas Underwriters shall be deemed to be equal to the total underwriting discounts. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholders on the one hand or the Overseas Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Overseas Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3, each person who controls an Overseas Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Overseas Underwriter shall have the same rights to contribution as such Overseas Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         (e) The liability of each Selling Shareholder under such Selling Shareholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 3 shall be limited to an amount equal to the initial public offering price of the Secondary Shares sold by such Selling Shareholder to the Japanese Underwriters.

                  4. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Selling Shareholders or their respective officers and of the Overseas Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Overseas Underwriter or the Selling Shareholders, and will survive delivery of and payment for the Secondary Shares. The provisions of Section 3 hereof shall survive the termination or cancellation of this Underwriting Agreement.

                  5. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

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                  6. Jurisdiction. Each of the Company and the Selling
Shareholders agree that any suit, action or proceeding against the Company or the Selling Shareholders brought by any Overseas Underwriter, the directors, officers, employees and agents of any Overseas Underwriter, or by any person who controls any Overseas Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and each Selling Shareholder has appointed CT Corporation System as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Overseas Underwriter, the directors, officers, employees and agents of any Overseas Underwriter, or by any person who controls any Overseas Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholders hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and the Selling Shareholders agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Overseas Underwriter, the directors, officers, employees and agents of any Overseas Underwriter, or by any person who controls any Overseas Underwriter, in any court of competent jurisdiction in Japan. The provisions of this Section 6 shall survive any termination of this Agreement, in whole or in part.

                  7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of that provision in any other jurisdiction.

                  8. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.


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                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Selling Shareholders, the Company and the several Overseas Underwriters.


                                    Very truly yours,


                                    Itochu Corporation


                                    By:   ______________________________
                                     Name:
                                     Title:


                                    Toshiba Corporation


                                    By:   ______________________________
                                          Name:
                                          Title:


                                    Jupiter Telecommunications Co., Ltd.


                                    By:   ______________________________
                                          Name:
                                          Title:
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The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


Salomon Smith Barney Inc.


By:   ______________________________
       Name:
       Title:

Goldman, Sachs & Co.


By:   ______________________________
       Name:
       Title:


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Daiwa Securities America Inc.
Cazenove Inc.
Nomura Securities International, Inc.
By their duly authorized attorney:


By:   ______________________________
       Name:
       Title:


For themselves and the other several Overseas Underwriters named in Schedule I to the Overseas Underwriting Agreement.